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                            -------------------------

                               SERVICING AGREEMENT
                            -------------------------

                                 HEARTLAND BANK,
                                    as Owner

                                       and

                             CREDITRUST CORPORATION,
                                   as Servicer

                            -------------------------

                              Dated August 6, 1997
                            -------------------------





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                               SERVICING AGREEMENT


         THIS SERVICING AGREEMENT, dated as of August 6, 1997 (this "Agreement") is made by and between Creditrust Corporation, as servicer (the "Servicer"), and Heartland Bank, a federally chartered savings association (the "Owner").


                             Preliminary Statements:


         Pursuant to the terms of a letter agreement dated June 18, 1997 (the "Letter Agreement"), the Owner has appointed the Servicer as its agent for the purpose of bidding for and completing the purchase of a portfolio of Receivables (as such term is defined below). The parties have further agreed, that Servicer shall act as the sole and exclusive servicing agent for Owner with respect to the Receivables. The parties now desire to enter into this Agreement to set forth the terms and conditions on which Creditrust Corporation will act as servicing agent with respect to the Receivables.


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, each party agrees as follows:


                                   ARTICLE 1.
                                  DEFINITIONS

         SECTION 1.1.   Definitions.

         Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:


         Affiliate: with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.


         Agreement: this Servicing Agreement, as the same may be amended or supplemented from time to time.


         Business Day: any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland or the State of Missouri are required or authorized by law, regulation, executive order or governmental decree to be closed.


         Closing Date: the date on which the Owner closes on the purchase of the Receivables pursuant to the Purchase Agreement.


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         Collections Account: the segregated account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section
3.1.


         Crossover Date: the last day of the month prior to the Payment Date on which Owner has received, in aggregate, $8,556,450.20 from Net Collections.


         Eligible Account: any segregated account or accounts maintained with an institution, the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), and that is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws. Any Eligible Account maintained with Owner shall be deemed to be in conformity with the requirements of this paragraph.


         Gross Collections: with respect to a Receivable and a calendar month, all monies collected, received or otherwise recovered from or for the account of the related Obligor on such Receivable during such calendar month.


         Lien: any security interest, lien, charge, pledge, equity, encumbrance or interests of others of any kind.


         Minimum Collections: with respect to any calendar month, (i) $101,358 per month for the Minimum Period, (ii) $441,633 for each month after such Minimum Period until the Crossover Date and (iii) $0 per month, after the Crossover Date.


         Minimum Period: the period from the Closing Date until the earlier of
(i) February 28, 1998 or (ii) the last day of the month in which Net Collections equals $4,054,320 in the aggregate.


         Net Collections: with respect to the Receivables and a calendar month, the Gross Collections from the Receivables during such calendar month less any Third Party Expenses actually paid in such calendar month.


         Obligor: with respect to any Receivable means any Person who owes or may be liable for payments under such Receivable.


         Officer's Certificate: a certificate signed by the president, or the chief financial officer of the Servicer, as the case may be, and delivered to the Owner.


         Payment Date: the seventh day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing October 7, 1997.


         Permitted Investments: at any time, any one or more of the following obligations and securities:


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                  (i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;


                  (ii) general obligations of, or obligations guaranteed by, FNMA or any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, which are then rated in one of the two highest available credit ratings of any nationally recognized rating agency for such obligations;


                  (iii) certificates of deposit issued by any FDIC-insured depository institution (including the Owner) incorporated under the laws of the United States or of any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions; and


                  (iv) money market funds, so long as such funds are rated "BBB" or better by Standard & Poor's (or an equivalent rating by any other nationally recognized rating agency);


provided that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the entity at which the Collections Account is located is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity.


         Person: any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


         Proprietary Information:  the meaning specified in Section 10.1.


         Purchase Agreement: that certain Asset Purchase Agreement by and between the Owner and Citibank pursuant to which Owner will purchase the Receivables, a copy of which is attached hereto as Exhibit A.


         Receivable: any receivable generated on a credit card account, revolving account or installment account purchased by the Owner pursuant to the terms of the Purchase Agreement.


         Receivable File: with respect to a particular Receivable, means the following documents:


                  (i) any documents received from or made available by the banking institutions and merchants that originated any of the Receivables and their assignees in respect of such Receivable;


                  (ii) a copy of marked computer records indicating the ownership of the Receivable by the Owner; and


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                  (iii) any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor.


         Schedule of Receivables: the true and complete list of all Receivables purchased by Owner in such form as delivered by Citibank to the Servicer under the Purchase Agreement, which is incorporated by reference herein, as the same may be amended from time to time.


         Servicer's Certificate: a Certificate of the Servicer completed and executed pursuant to Section 2.8.


         Servicer Default: the meaning specified in Section 7.1.


         Servicing Fee: means the fee payable to the Servicer on each Payment Date, determined in accordance with Section 3.3(b), for its services rendered under this Agreement.

         Third-Party Expenses: with respect to a Receivable and any calendar month, the amount of any fees and compensation paid during such calendar month to unrelated third-party attorneys retained or otherwise engaged by the Servicer under fee or compensation arrangements that are contingent upon, and determined by reference to, amounts recovered in respect of the related Receivable.

         SECTION 1.2. Other Definitional Provisions.

         (a) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.


         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, as applicable, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) Unless otherwise specified, references to any amount on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.


         (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

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         (f) With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, and references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."


         (g) The term "month" or "calendar month" refers to a full calendar month, except that the first month shall include August and September, 1997, and the last month shall end on the date that all Receivables have been collected or sold.


                                   ARTICLE 2.
                           CUSTODY OF RECEIVABLE FILES
                   ADMINISTRATION AND SERVICING OF RECEIVABLES


         SECTION 2.1. Duties as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Owner and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the receivable files of comparable defaulted receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic examinations of the files of receivables owned or serviced by it, which shall include Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Owner to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.


         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its office specified in the Schedule of Receivables or at such other office as shall be specified to the Owner. The Servicer shall make available to the Owner or its duly authorized representatives, attorneys or auditors the Receivable Files and the accounts, records and computer systems maintained by the Servicer with respect thereto upon not less than three Business Days' prior written notice for examination during normal business hours.


         SECTION 2.2. Effective Period and Termination.

         The Servicer's appointment as custodian of the Receivable Files shall become effective as of the Closing Date and shall continue in full force and effect so long as it is the Servicer under this Agreement. If all of the rights and obligations of the Servicer have been terminated pursuant to Article 7, the appointment of the Servicer as custodian of the Receivable Files shall immediately terminate. As soon as practicable, but not more than five Business days, after any

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termination of such appointment, the Servicer shall deliver the Receivable Files to the Owner or its agent at such place or places as the Owner may reasonably designate.


         SECTION 2.3. Duties as Servicer.

         The Servicer, as agent for the Owner, shall manage, service, administer and make collections on and in respect of the Receivables using that degree of skill and attention that the Servicer exercises with respect to all comparable defaulted consumer receivables that it services for itself. The Servicer's duties shall include collecting and posting all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, implementing of payment plans, sending payment information to Obligors, reporting tax information to Obligors in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Owner with respect to payments, generating federal income tax information and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures and applicable federal and state laws and regulations and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, including the enforcement of the rights of the Owner against the seller of the Receivables.


         Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Owner to execute and deliver, on behalf of itself or the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables. The Servicer is hereby authorized to commence, in its own name or in the name of the Owner, a legal proceeding to enforce a Receivable or to commence or participate in a legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Owner shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If, in any enforcement suit or legal proceeding, it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner shall, at the Servicer's expense and written direction, take reasonable steps to enforce such Receivable, including bringing suit in the name of the Owner. The Servicer shall deposit or cause to be deposited into the Collections Account all proceeds realized in connection with any such action pursuant to
Section 3.1. The Owner shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

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         SECTION 2.4. Collection of Receivable Payments.

         The Servicer shall make reasonable efforts to collect all payments due and payable in connection with the Receivables, and shall follow such customary collection procedures as it follows with respect to comparable defaulted consumer receivables that it services for itself. The Servicer shall be authorized to write down the balance of any Receivable in accordance with customary servicing practices and standards without the prior consent of the Owner. The Servicer may, in accordance with its customary servicing procedures, waive any charges or fees that otherwise might be collected in the ordinary course of servicing the Receivables.


         SECTION 2.5. Covenants of Servicer.

         The Servicer hereby makes the following covenants with respect to the
Receivables:


         (a) Fulfillment of Obligations. The Servicer shall duly fulfill all obligations on its part to be fulfilled by it or the Owner under or in connection with the Receivables, shall perform its collection activities using the methods and standards currently used by Servicer in collecting accounts such as the Accounts. Servicer shall perform its obligations in accordance with such standards as are currently utilized by the Servicer, which include backup servicing files and disaster recovery plans, and such other servicing standards as are currently deemed appropriate or may in the future be deemed appropriate by the Servicer. Servicer shall maintain in effect all qualifications required in order to service the Receivables and shall comply in all respects with all other requirements of law and regulation in connection with servicing the Receivables, including the Federal Fair Debt Collection Practices Act, if applicable, the failure to comply with which would have a material adverse effect on the Owner, provided that Servicer shall not be considered to be in violation of this provision as a result of any alleged violation of any applicable law or regulation unless and until such violation has been determined to exist by a final and non-appealable (whether by decree or lapse of time) court order.


         (b) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; provided, however, that the writing down of any Receivable balance in accordance with customary servicing procedures shall not be deemed a rescission or cancellation of such Receivable.


         (c) No Impairment. The Servicer shall do nothing to impair the rights of the Owner with respect to the Receivables; provided, however, that the writing down of the Receivable balance in accordance with customary servicing procedures shall not be deemed an impairment of the rights of the Owner.


         (d) No Sub-Servicing. The Servicer shall not delegate its servicing obligations under this Agreement; provided, however, that the delegation of recovery obligations to third-party attorneys engaged by the Servicer shall not be deemed a breach of this clause (d).

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         SECTION 2.6. Maintenance of Records.

         (a) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each, if applicable) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.


         (b) The Servicer shall maintain its computer records so that the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly the interest of the Owner in such Receivable and that the Receivable is owned by the Owner. Indication of the Owner's interest in a Receivable shall be deleted from or modified on the Servicer's computer records when, and only when, the Receivable has been paid in full, acquired or assigned pursuant to this Agreement.


         (c) Upon request, the Servicer shall furnish to the Owner, within five Business Days of such request, a list of all Receivables (by account number and name of Obligor) then outstanding, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables.


         SECTION 2.7. Servicing Fee; Payment of Certain Expenses by Servicer.

         (a) As compensation for the performance of its servicing obligations hereunder, the Servicer shall be entitled to receive on each Payment Date (i) the Servicing Fee, as determined under Section 2.7(b), plus (ii) reimbursement of all Third Party Expenses incurred by it in servicing the Receivables. Except to the extent otherwise provided herein, the Servicer shall be required to pay from its servicing compensation all expenses incurred by Servicer in connection with servicing the Receivables including, without limitation, recovery and collection expenses related to the enforcement of the Receivables (other than those specified in the following sentence), and all other fees and expenses that are not expressly stated in this Agreement to be payable by the Owner; provided, however, that the Servicer shall not be liable for any liabilities, costs or expenses of the Owner arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith).


         (b) The Servicing Fee shall be determined as follows:


                  (i) for the Minimum Period, 85% of Net Collections, provided that such Servicing Fee will be deferred in any such month to the extent necessary to permit Owner to receive at least its Minimum Collections for such month;


                  (ii) after such Minimum Period and until the Crossover Date, 60% of Net Collections, provided that such Servicing Fee will be deferred in any such month to the

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         extent necessary to permit Owner to receive at least its Minimum
         Collections for such month; and


                  (iii) from and after the Crossover Date, 90% of all Net Collections.


         SECTION 2.8. Servicer's Certificate; Monthly Servicer Report.

         On or before each Payment Date, the Servicer shall deliver to the Owner a Servicer's Certificate and Monthly Servicer Report executed by the President or chief financial officer of the Servicer containing all information necessary to support the payments required by Section 3.3(b) in respect of the calendar month immediately preceding the date of such Servicer's Certificate. Servicer will provide such additional information as may be requested by the Owner in writing from time to time provided that Servicer generates similar information for receivables which it holds for its sole benefit.


         SECTION 2.9. Annual Statement as to Compliance.

         The Servicer shall deliver to the Owner, on or before March 31 of each calendar year, beginning in March 1998, an Officer's Certificate, stating that
(i) a review of the activities of the Servicer during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from the date of this Agreement through December 31, 1997) and of its performance under this Agreement has been made under the supervision of the officer executing the Officer's Certificate, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.


         SECTION 2.10. Annual Accountants' Report.

         The Servicer, at its own expense, shall cause a firm of independent certified public accountants to deliver to the Owner on or before March 31 of each year, beginning in March 1998, a report concerning the internal financial and accounting controls of the Servicer with respect to the processing of consumer receivables during the preceding 12-month period ended December 31 (or, in the case of the first such report, from the Closing Date through December 31,
1997). Such report shall also indicate that the firm is independent with respect to the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.


         SECTION 2.11. Financial Statements. Servicer shall furnish to Owner:

         (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the
Servicer: (i) a consolidated balance sheet of the Servicer as at the end of such fiscal period, and (ii) consolidated statements of income and statements of cash flow of the Servicer for such fiscal period and for the period from the beginning of such fiscal year to the end of such fiscal period, prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of the Servicer; and


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         (b) as soon as available and in any event within 120 days after the end of each fiscal year of Servicer: (i) a consolidated balance sheet of the Servicer as at the end of such fiscal year, and (ii) consolidated statements of income and statements of cash flow of the Servicer for such fiscal year, accompanied by a report of independent certified public accountants of recognized standing selected by the Servicer, which report shall be unqualified as to scope of audit and shall state that said financial statements fairly present the financial condition and results of operations and changes in financial position for such fiscal year of the Servicer as at the end of and for such fiscal year, all in accordance with generally accepted accounting principles consistently applied.


                                   ARTICLE 3.
                          COLLECTIONS ACCOUNT; PAYMENTS


         SECTION 3.1. Collections Account.

         The Servicer shall establish and maintain the Collections Account for the benefit of the Owner, with withdrawal authority in the Servicer. All amounts held in the Collections Account shall, to the extent permitted by applicable laws, rules and regulations, be invested in Permitted Investments by the FDIC-insured depository institution then maintaining such account only upon written direction of the Owner; provided, however, in the event the Owner fails to provide such written direction to the Servicer, and until the Owner provides such written direction, the Servicer shall invest in Permitted Investments satisfying the requirements of clause (iv) of the definition thereof. Any losses and investment expenses relating to any investment of funds in the Collections Account shall be for the account of the Owner, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Account) in the related account immediately upon the realization of such loss.


         SECTION 3.2. Collections.

         The Servicer shall remit to the Collections Account all Gross Collections it receives by or on behalf of the Obligors on or in respect of the Receivables no later than the fifth Business Day after receipt thereof.


         SECTION 3.3. Application of Funds from Collections Account.

         (a) On each Payment Date, the Servicer shall calculate, as applicable, the amount to be paid over to the Owner and the Servicing Fee to be retained by it, which amounts shall be set forth in the Servicer's Certificate for the related Payment Date.


         (b) On each Payment Date, the Servicer shall apply all funds then held in the Collections Account as follows and as reflected in the Servicer's Certificate for such Payment Date; provided, however, that such payments shall be made only to the extent of funds then on deposit in the Collections Account:


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                  (i) throughout the term of this Agreement, to the Servicer in reimbursement of all Third Party Expenses actually paid by the Servicer and not previously reimbursed hereunder;


                  (ii) for the Minimum Period, 85% of Net Collections shall be paid to the Servicer as its Servicing Fee, provided that such Servicing Fee will be deferred in any such month to the extent necessary to permit Owner to receive at least its Minimum Collections for such month;


                  (iii) after such Minimum Period and until the Crossover Date, 60% of Net Collections shall be paid to the Servicer as its Servicing Fee, provided that such Servicing Fee will be deferred in any such month to the extent necessary to permit Owner to receive at least its Minimum Collections for such month; and


                  (iv) from and after the Crossover Date, 90% of Net Collections shall be paid to the Servicer as its Servicing Fee; and


                  (v) as an additional Servicing Fee, in each month, Servicer shall be paid an amount equal to (A) the difference between interest earned on the Collections Account, minus bank fees charged on the Collection Account, times (B) a percentage which is the same percentage stated above relating to Net Collections for such month; and


                  (vi) the balance in the Collections Account shall be paid to the Owner.


                                   ARTICLE 4.
                                  THE SERVICER


         SECTION 4.1. Representations of Servicer.

         The Servicer hereby makes the following representations on which the Owner is relying in entering into this Agreement.


         (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, corporate power, authority and legal right to acquire, own, hold, transfer, convey and. service the Receivables and to hold the Receivable Files as custodian.


         (b) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.


         (c) Binding Obligations. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may

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be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.


         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate, any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation would have a material adverse effect on the Receivables or the Owner's interests therein.


         (e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer's knowledge, threatened, against or affecting the Servicer: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.


         SECTION 4.2. Liability of Servicer; Indemnification Obligations.

         (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, including the indemnity obligations of Section 4.2(b), and shall have no other obligations or liabilities under this Agreement.


         (b) The Servicer shall indemnify, defend and hold harmless the Owner, its officers, directors, employees and agents and their respective successors and assigns from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability is found by a court of competent jurisdiction (or other body with jurisdiction over the matter) to have arisen out of, and was imposed upon the Owner, its officers, directors, employees and agents and their respective successors and assigns through the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Indemnification under this Section 4.2(b) shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest, so long as no amounts are outstanding to the Owner.

The indemnification obligations of the Servicer under this Section 4.2(b) shall survive the resignation or removal of the Servicer and the termination of this Agreement.


         SECTION 4.3. Limitation on Liability of Servicer and Others.

         (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Owner, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.


         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Owner under this Agreement.

         (c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.


         SECTION 4.4. Servicer Not to Resign.

         Creditrust Corporation shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Servicer shall be communicated to the Owner at the earliest practicable time and any such determination shall be evidenced by an opinion of counsel to such effect delivered to the Owner concurrently with or promptly after such notice. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of Servicer with respect to the Receivables.


                                   ARTICLE 5.
                                   THE OWNER


         SECTION 5.1. Representations of Owner.

         The Owner hereby makes the following representations as of the date of this Agreement, on which the Servicer is relying in accepting the obligation to service the Receivables hereunder.


         (a) Organization and Good Standing. The Owner is duly organized and validly existing as a corporation in good standing under the laws of the United States, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own, hold, transfer, assign and convey the Receivables.


         (b) Power and Authority. The Owner has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Owner by all necessary action.


         (c) Binding Obligations. This Agreement constitutes a legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general equity principles.


         (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms or provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Owner or any indenture, agreement or other instrument to which the Owner is a party or by which it shall be bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), nor violate any law, order, rule or regulation applicable to the Owner of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Owner or its properties.


         (e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Owner's knowledge, threatened, against or affecting the Owner: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Owner of its obligations under, or the validity or enforceability of,-this Agreement.


         SECTION 5.2. Indemnification Obligations of Owner.

         The Owner shall indemnify, defend and hold harmless the Servicer, its officers, directors, employees and agents and their respective successors and assigns from and against any and all costs, expenses, losses, claims, damages and liabilities arising or growing out of or in any way connected with the performance of services by the Servicer hereunder, except to the extent that any such costs, expenses, losses, claims, damages and liabilities are found by a court of competent jurisdiction (or other body with jurisdiction over the matter) to be due to the negligence, misfeasance or bad faith of the Servicer, its officers, directors, employees or agents in the performance of the Servicer's duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Indemnification under this Section
5.2 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. The indemnification obligations of the Owner under this
Section 5.2 shall survive the resignation or removal of the Servicer and the termination of this Agreement.


                                   ARTICLE 6.
                                     TERM


         SECTION 6.1. Term.

         The term of this Agreement shall commence as of the Closing Date and, unless modified by separate agreement signed by all parties hereto or terminated as otherwise provided herein, shall terminate on the date that is one hundred twenty (120) full calendar months from the Closing Date. Except as provided in
Article 7 or Article 8, this Agreement may not be terminated by any party prior to the end of such 120-month period.


                                   ARTICLE 7.
              SERVICER DEFAULT, OWNER DEFAULT AND RELATED REMEDIES


         SECTION 7.1. Servicer Default.

         For purposes of this Agreement, each of the following shall constitute a "Servicer Default":


                  (a) any failure by the Servicer to make any payment to the Owner required to be made under Section 3.3(b) that continues unremedied for a period of three Business Days after discovery by an officer of the Servicer or the date on which written notice has been given to the Servicer by the Owner; or


                  (b) the failure of both the following conditions: (i) the Servicer to collect and the Owner to receive in any three-month period average Net Collections equal to the average Minimum Collections for such three-month period and (ii) the Servicer to collect and the Owner to receive, as of any date, cumulative Net Collections in an amount at least equal to the cumulative Minimum Collections as of such date; or


                  (c) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (i) materially and adversely affect the rights and interests of the Owner in the Receivables and (ii) continue unremedied for a period of 30 days after discovery by an officer of the Servicer or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or


                  (d) any representation, warranty or certification made by the Servicer in this Agreement proves to have been incorrect when made, which (i) has a material adverse effect on the rights and interests of the Owner in the Receivables and (ii) continues unremedied for a period of 30 days after discovery by an officer of the Servicer or the date on which written notice, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                  (e) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or


                  (f) the consent by the Servicer to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer, or relating to substantially all of its property, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.


         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of three Business Days or referred to under clause (c), (d) or (e) above for a period of 30 days shall not constitute a Servicer Default until the expiration of an additional five Business Days or 30 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence.


         SECTION 7.2. Remedies With Respect To Servicer Default.

         If a Servicer Default shall occur and be continuing prior to but not after the Crossover Date, so long as such Servicer Default has not been cured or waived, Owner may exercise any one or more of its rights and remedies under common or statutory law and in addition the Owner by notice then given in writing to the Servicer may terminate all of the rights and obligations of the Servicer, as Servicer under this Agreement, and in and to the Receivables and proceeds thereof, except for Servicer's rights under Article 8. The Servicer shall cooperate with any successor servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, without limitation, the transfer to the successor servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit with respect to the Receivables, or have been deposited by the Servicer in the Collections Account with respect to the Receivables or thereafter received by the Servicer with respect to the Receivables. After the Crossover Date, Owner may exercise any one or more of its rights and remedies under common or statutory law, other than the right to terminate this Agreement.


                  (b) No failure or delay on the part of Owner in exercising any right, power or privilege hereunder and no course of dealing between Owner and Servicer shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Owner would otherwise have.

         SECTION 7.3. Owner Default.

         Each of the following events or circumstances shall be an Owner Default under this Agreement:


                  (a) if Owner shall breach or otherwise fail to fulfill any covenant or agreement of Owner in this Agreement which is not cured within thirty (30) days after Servicer gives Owner written notice thereof; or


                  (b) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver for the Owner in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or


                  (c) the consent by the Owner to the appointment of a conservator or receiver in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Owner of or relating to substantially all of its property.


         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) or (b) above for a period of 30 days shall not constitute a Owner Default until the expiration of an additional 30 days if such delay or failure could not be prevented by the exercise of reasonable diligence by the Owner and such delay or failure was caused by an act of God or other similar occurrence.

         SECTION 7.4. Remedies With Respect to Owner Default.

         Upon the occurrence of any Owner Default, and in addition to such other rights and remedies as Servicer may have under other provisions of this Agreement, Servicer may exercise any one or more of its rights and remedies under common or statutory law and in addition, may elect to require the sale of the Receivables by the Owner in connection with a securitization by Servicer pursuant to the terms set forth in Article 8. No failure or delay on the part of Servicer in exercising any right, power or privilege hereunder and no course of dealing between Owner and Servicer shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Servicer would otherwise have.

                                   ARTICLE 8.
                   ENGAGEMENT OF CREDITRUST AS MARKETING AGENT


         SECTION 8.1. Engagement of Creditrust as Marketing Agent.

         (a) Subject to the further terms and conditions of this Agreement, Owner hereby engages Servicer, and Servicer hereby accepts such engagement, to act as the exclusive marketing and sales agent of Owner with respect to the sale, securitization, exchange or other disposition of all or part of the Receivables. The services to be performed by Servicer on behalf of Owner pursuant to this Agreement are as follows:


                  (i) marketing the Receivables or any portion thereof and soliciting offers for the sale, securitization, exchange or other disposition to potential purchasers who are not Affiliates of the Servicer (except that the purchaser may be an Affiliate of the Servicer in the case of a securitization of the Receivables initiated by Servicer);


                  (ii) negotiating (including the execution of non-binding letters of intent) with potential purchasers in the name and on behalf of the Owner the terms and conditions, including the amount and form of consideration, for any sale, securitization, exchange or other disposition;


                  (iii) if the Owner approves a sale, securitization, exchange or other disposition of all or part of the Receivables or such sale, securitization, exchange or other disposition is authorized hereunder, executing and delivering in the name and on behalf of the Owner such documents, agreements and certificates in form approved by Owner (which approval shall not be unreasonably withheld) and doing and performing all such acts and things and taking all such other steps as Servicer reasonably may deem to be necessary, proper or convenient in order to consummate the sale, securitization, exchange or other disposition of the Receivables on terms consistent with provisions hereof.


         (b) By entering into this Agreement, Owner hereby irrevocably approves and commits to promptly accept and consummate any offer for the securitization, sale, exchange or other disposition of all or any portion of the Receivables negotiated by the Servicer; provided that the net cash proceeds (the "Base Price") immediately due to the Owner upon the consummation of securitization, sale, exchange or other disposition shall be sufficient, when added to all other amounts previously received by Owner with respect to the Receivables, to provide aggregate net cash proceeds to the Owner of $8,556,450.20. In the case of a sale, exchange or other disposition which is not a securitization, Servicer shall be entitled to receive as a disposition and servicing fee, after receipt by Owner of the Base Price, an amount equal to ninety percent (90%) of the amount by which the net cash proceeds from such sale, exchange, or other disposition exceed the Base Price. In the case of a securitization of the Receivables initiated by Servicer, the Servicer shall be entitled to receive, as a disposition and servicing fee, an amount equal to (i) 90% of the amount by which net cash proceeds from the securitization of the Receivables exceed the Base Price plus (ii) all of the amounts subsequently distributed by the trustee under the securitization documents for the account of the transferor of the Receivables in the securitization until such distributions plus the amount of the disposition and servicing fee received by the Servicer pursuant to Clause (i) aggregate an amount equal to the excess of $15,371,354.50 over the amount of servicing fees received by Servicer prior to the securitization, plus (iii) 90% of all such distributions thereafter for the account of the transferor of the Receivables in the securitization, (with the balance of 10% of such distributions to be paid to the Owner). In making the foregoing calculations of the amounts payable under clauses (i), (ii) and (iii), any servicing fees collected by Servicer pursuant to the securitization documents shall be credited against amounts to which Servicer is entitled. The disposition of funds provided for in clauses (ii) and
(iii) above will be provided for in the securitization documents and the trustee shall make such distributions to the parties in accordance therewith. Owner further commits and agrees to execute all such documents, agreements and certificates, to perform all such acts and things and to take all such other steps as Servicer may reasonably request in order to consummate any such sale, securitization, exchange or other disposition containing such representations, warranties, terms and other conditions as are customary to transactions of similar nature.


                                    ARTICLE 9
                                   (RESERVED)










                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS


         SECTION 10.1. Confidential Information.

         The Owner and Seller acknowledge that, in the course of meeting their respective duties and obligations under this Agreement, either Owner or Servicer may obtain information relating to the other party that is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, but is not limited to, non-public trade secrets, invention techniques, processes, programs, schematics, software source documents, data, and financial information. The Owner and Servicer shall at all times, both during the term of this Agreement and for a period of three (3) years after its termination, keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of their respective duties under this Agreement, nor shall either party disclose any such Proprietary Information of the other party without the written consent of the other party unless legally required to disclose such information. Each of the parties further agrees to immediately return all Proprietary Information of the other party (including copies thereof) in its possession, custody, or control to the other party upon termination of this Agreement for any reason.


         Neither party shall disclose, advertise or publish the existence or the terms or conditions of this Agreement without prior written consent of the other party. Notwithstanding the foregoing, this Section 10.1 shall not prohibit disclosure of information that is required to be disclosed pursuant to federal or state laws or regulation. In particular, each party agrees that it shall not, without the prior consent of the other party, disclose the existence of this Agreement or any of the terms herein to any Person other than counsel or an employee or director with a need to know in order to implement this Agreement and only if such employee or director or counsel agrees to maintain the confidentiality of this Agreement. The parties hereto agree that each of them shall have the right to enforce these nondisclosure provisions by an action for specific performance filed in any court of competent jurisdiction in the State of Maryland.


         SECTION 10.2. Amendment.

         Neither this Agreement nor any term hereof may be amended, released, changed or modified in any manner except by an instrument in writing which refers to this Agreement and is executed by each of the parties hereto.


         SECTION 10.3. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.


         SECTION 10.4 Notices.

         (a) Written Notices. All notices, demands or requests that are required or permitted to be given pursuant to this Agreement, to be effective, must be in writing and delivered personally, or by commercial carrier, or by registered or certified mail, postage prepaid, addressed to a party as stated below.


         (b)      Owner's Address for Notices:

                           Heartland Bank
                           212 South Central, Suite 200
                           Clayton, Missouri  63105
                           Attention:  Mr. Andrew Love

                           Telephone:  (314) 512-8606
                           Facsimile:  (314) 512-8687

                           Copy to:

                           Kathleen Topelius, Esquire
                           Bryan Cave LLP
                           700 13th Street, N.W.
                           Washington, D.C.  20005
                           Telephone:  (202) 508-6140
                           Facsimile:  (202) 508-6200

         (c)      Servicer's Address for Notices:

                           Creditrust Corporation
                           7000 Security Boulevard
                           Baltimore, Maryland   21244
                           Attention:  Mr. Joseph K. Rensin

                           Telephone:  (410) 594-7000
                           Facsimile:  (410) 594-9620

                           Copy to:

                           Steven D. Shattuck, Esquire
                           Piper & Marbury L.L.P.
                           36 South Charles Street
                           Baltimore, Maryland  21201
                           Telephone:  (410) 539-2530
                           Facsimile:  (410) 539-0489

         (d) Effective Date. Notice given personally or by commercial carrier shall be effective upon delivery. Notice given by United States mail shall be effective the third United States Post Office delivery day after the date of mailing.


         (e) Change of Address. Any party may change its address for notices by notice given pursuant to this section.


         SECTION 10.5 Integration and Nature of Agreement.

         The making, execution and delivery of this Agreement by the parties has not been induced by any representations, statements, warranties or agreements other than those expressed in this Agreement. This Agreement and the Letter Agreement embody the entire understanding of the parties. Other than the Letter Agreement, there are no other agreements or undertakings, written or oral, in effect between the parties relating to the subject matter of this Agreement, unless expressly referenced in this Agreement. Neither party has made any representation to the other regarding the manner in which this Agreement may be treated by other persons. No provision of this Agreement shall be construed as creating a joint venture between the parties or authorizing any party to this Agreement to bind the other party unless expressly authorized by this Agreement.


         SECTION 10.6 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 10.7 No Assignment.

         Notwithstanding anything to the contrary contained in this Agreement, except as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Owner or the Servicer without the prior written consent of the other such party. Except as otherwise expressly provided in this Agreement, Owner shall not sell, assign, exchange or otherwise transfer all or any portion of the Receivables or permit any such event to occur, other than a sale or assignment in connection with a sale or exchange of all or substantially all of its assets; provided, however, that any such transferee shall acquire and hold the transferred Receivables subject to the terms of this Agreement.


         SECTION 10.8 Execution in Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be duly executed by their respective officers as of August 6, 1997.

                                   CREDITRUST CORPORATION,
                                   as Servicer


                                   By: /s/ Joseph K. Rensin
                                      ----------------------------------
                                   Name:    Joseph K. Rensin
                                   Title:   President

                                   HEARTLAND BANK,
                                   as Owner


                                   By: /s/ Laurence A. Schiffer
                                      ----------------------------------
                                   Name:     Laurence A. Schiffer
                                   Title:    Chairman of the Board

                                    EXHIBIT A

                               PURCHASE AGREEMENT


                                       24